Exhibit 3.101

00362765

CERTIFICATE OF CORPORATE RECORDS

VEOLIA ES MAPLE HILL LANDFILL, INC.

I, ROBIN CARNAHAN, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 8th day of November, 2012

Secretary of State

State of Missouri . . . Office of Secretary of State

ROY D. BLUNT, Secretary of State

Articles of Incorporation

(To be submitted in duplicate by an attorney or an incorporator.)

HONORABLE ROY D. BLUNT

SECRETARY OF STATE

STATE OF MISSOURI

P.O. BOX 778

JEFFERSON CITY, MO 65102

The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is: Teter Sanitary Landfill and Refuse Hauling, Inc.

ARTICLE TWO

The address, including street and number, if any, of the corporation’s initial registered office in this state is: Route #4, Macon, MO 63552 and the name of its initial agent at such address is: Frederick Michael Teter

ARTICLE THREE

The aggregate number, class and par value, if any, of shares which the corporation shall have authority is issue shall be:

AGGREGATE NUMBER:	CLASS:	PAR VALUE:
225,000	Common	$1.00

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

None.

ARTICLE FOUR

The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

None.

ARTICLE FIVE

The name and place of residence of each incorporator· is as follows:

Name	Street	City
Frederick Michael Teter,	1310 Ivy Street,	Macon, MO 63552
Deanna Teter,	1310 Ivy Street,	Macon, MO 63552

ARTICLE SIX

(Designate which and complete the applicable paragraph.)

The number of directors to constitute the first board of directors is                 . Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

OR

The number of directors to constitute the board of directors is two (2). (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named.)

ARTICLE SEVEN

The duration of the corporation is perpetual.

ARTICLE EIGHT

The corporation is formed for the following purposes:

1. To engage in the business of owning, leasing, managing and/or operating sanitary landfills for disposal of non-hazardous, non-toxic, and non-infectious solid waste, including, but not limited to, applying for, owning, leasing, holding, acquiring, maintaining, and retaining all necessary federal, state or local permits, licenses, or other authorizations necessary and proper to conduct sanitary landfill businesses, and to undertake, conduct, manage, assist, promote, and engage or participate in every kind of research or scientific, experimental, design, or development work, including pure or basic research, related or incidental to such sanitary landfill business purposes, and further to do everything necessary, proper, advisable, or convenient for the accomplishment of such sanitary landfill business purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or associated with others, and incidental or pertaining to, or growing out of, or connected with its business or powers, provided the same be not inconsistent with the laws of the State of Missouri.

2. To acquire, purchase, accept, receive, pick-up, and deliver solid waste for disposal in sanitary landfills, to contract, and to accept, own, hold, or otherwise acquire contract rights, for pick-up, hauling, transport, delivery and disposal of solid waste, with, from, and for any person, corporation, firm, organization, federal, state, or local government, department, division, or agency, and all other lawful entities, and to own, acquire, purchase, lease, exchange, operate, maintain, manage, and improve, transfer, convey, sell, lease, mortgage, or otherwise dispose of trucks, packers, transfer stations, railroad cars, railroad sidings, heavy equipment, rolling stock, scrapers, bulldozers, compactors, earth moving equipment, motor graders, machinery, tools, and all other vehicles, machines, trucks, cars, and other equipment, tools or machinery of every kind and description, necessary, proper, convenient, conducive, beneficial, useful or otherwise appropriate in the acquisition, transport and disposal of solid waste.

3. To acquire, purchase, exchange, lease, devise, or otherwise, and to hold, own, maintain, manage, improve, develop, and operate, and to sell, transfer, convey, lease, mortgage, exchange, or otherwise dispose of or deal in or with real property, wheresoever situated, and any and all rights, interests, or privileges therein; and to erect, construct, make, improve, and operate , or to aid or subscribe toward the erection, construction, making, improvement and operation of, offices, plants, warehouses, mills, stores, laboratories, studios, workshops, buildings, solid waste disposal areas, sanitary landfill areas, and other establishments and installations, and equipment, machinery, apparatus, and other facilities of every kind and description.

4. To borrow and loan money with or without security and to issue, sell, or pledge bonds, promissory notes, bills of exchange, debentures, and all other obligations and evidences of indebtedness secured or unsecured.

5. To guarantee the performance of any contract or the obligation of any person, firm, corporation, association, or other lawful entity.

6. To purchase, take, receive or otherwise acquire, hold, or pledge, transfer or otherwise dispose of its own shares; provided that the Corporation shall not purchase either directly or indirectly its own shares when its net assets would be reduced below its stated capital; notwithstanding the foregoing, the Corporation may purchase its own shares for the purpose of

SEE ATTACHED SHEET

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 12th day of February, 1992.

Frederick Michael Teter

Deanna Teter

State of MISSOURI

ss

County of Macon

I, Carolyn A. Flowers, a Notary Public, do hereby certify that on this 12th day of February, 1992, personally appeared before me, Frederick Michael Teter (and Deanna Teter,) who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

NOTARIAL SEAL

Notary Public

My commission expires

ARTICLE EIGHT

(con’ t.)

(a) eliminating fractional shares, (b) collecting or compromising claims of corporations or securing any indebtedness to the Corporation previously incurred, (c) paying dissenting shareholders entitled to payment for their shares in the event of a merger or consolidation or a sale or exchange of assets, or (d) effecting subject to the provisions of the “General and Business Corporation Act of Missouri” the retirement of the redeemable securities of the Corporation by redemption or by purchase at not to exceed the redemption price; and provided further that the shares of its capital stock belonging to the Corporation shall not be voted upon by the Corporation.

7. To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise hold and possess and otherwise dispose of, shares of capital stock of, or any bonds, securities, or evidences of indebtedness created by any other corporation or corporations of this State or any other state, country, nation or government and while owner of said stock to exercise all rights, powers and privileges of ownership including the right to vote thereon.

8. To purchase, acquire, use, lend, lease or hold, improve, operate, hypothecate, mortgage, sell, or convey, and otherwise deal in and dispose of property of all kinds, both real and personal, including rights of patent from the United States and/or foreign countries, patents, patent rights, license privileges, inventions, franchises, improvement processes, copyrights, trademarks and trade names relating to or useful in connection with the business of this Corporation.

9. In general, to carry on any other business in connection with the foregoing permitted to owners and operators of sanitary landfills, solid waste haulers, and businesses contracting for purposes of collection, receipt, acquisition, transport, and disposal of non-hazardous, non-toxic, and non-infectious solid waste and other business companies, and to have and exercise all the powers conferred by the laws of the State of Missouri upon corporations formed under the “General and Business Corporation Act of Missouri,” and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do, and to do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, associations, firms, partnerships or individuals, and to do every other act or acts, thing or things, incidental or relating to the aforesaid business or powers, or any part or parts thereof, and to engage in any other lawful act or activity for which corporations may be organized under the “General and Business Corporation Law of Missouri.”

ARTICLE NINE

Except as otherwise specifically provided by statute, all powers of management and direct control of the Corporation shall be vested in the Board of Directors. The Board of Directors shall have the power to make and from time to time repeal, amend and alter the by-laws of the Corporation; provided, however, that the paramount power to repeal, amend and alter the by-laws or to adopt new by-laws shall always be vested in the shareholders, which power may be exercised by vote of a majority thereof present at any annual or special meeting of the shareholders, and the Directors thereafter have no power to suspend, repeal, amend or otherwise alter any by-laws or any portion thereof so inacted by the shareholders, unless the shareholders inacting such by-laws or portion thereof shall otherwise provide, and provided further, that the power of the Board of Directors to repeal, amend, and alter the by-laws or to adopt new by-laws shall extend to the original by-laws adopted by the prospective shareholders of the Corporation.

ARTICLE TEN

No contract or other transaction between this Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any of the Directors or officers of this Corporation are interested in or are members, shareholders, directors or officers of such other firm or corporation; and any Director or officer of this Corporation may be a party to or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested and no such contract shall be affected or invalidated thereby; and each and every person who may become a Director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from his contracting with this Corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested.

No. 00362765

STATE OF MISSOURI

ROY D. BLUNT

SECRETARY OF STATE

CORPORATION DIVISION

CERTIFICATE OF INCORPORATION

WHEREAS, DUPLICATE ORIGINALS OF ARTICLES OF INCORPORATION OF TETER SANITARY LANDFILL AND REFUSE HAULING, INC.

HAVE BEEN RECEIVED AND FILED IN THE OFFICE OF THE SECRETARY OF STATE, WHICH ARTICLES, IN ALL RESPECTS, COMPLY WITH THE REQUIREMENTS OF THE GENERAL AND BUSINESS CORPORATION LAW;

NOW, THEREFORE, I, ROY D· BLUNT, SECRETARY OF STATE OF THE STATE OF MISSOURI, BY VIRTUE OF THE AUTHORITY VESTED IN ME BY LAW, DO HEREBY CERTIFY AND DECLARE THIS ENTITY A BODY CORPORATE, DULY ORGANIZED THIS DATE AND THAT IT IS ENTITLED TO ALL RIGHTS AND PRIVILEGES GRANTED CORPORATIONS ORGANIZED UNDER THE GENERAL AND BUSINESS CORPORATION LAW.

IN TESTIMONY WHEREOF, I HAVE SET MY HAND AND IMPRINTED THE GREAT SEAL OF THE STATE OF MISSOURI, ON THIS, THE 14TH DAY OF FEBRUARY, 1992.

Secretary of State

$153.00

00362765

CERTIFICATE OF CORPORATE RECORDS

VEOLIA ES MAPLE HILL LANDFILL, INC.

I, ROBIN CARNAHAN, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 8th day of November, 2012

Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778 7 600 W. Main Street, Rm 322

Jefferson City, MO 65102

Amendment of Articles of Incorporation for a General Business or Close Corporation

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Onyx Maple Hill Landfill, Inc.

The name under which it was originally organized was Teter Sanitary Landfill and Refuse Hauling, Inc.

2. An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on 12/31/2005 month/day/year

3. Article Number 1 is amended to read as follows:

The name of the corporation shall be Veolia ES Maple Hill Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

(If more than one article is to be amended or more space is needed attach additional pages)

4. Of the 500 shares outstanding, 500 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	500
5.	The number of shares voted for and against the amendment was as follows:

Class No.	No. Voted For	Voted Against
Common	500	0

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

7. If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified:

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Michael K. Slattery	VP & Sec.	6/16/06
Printed Name	Title	Date

Corp. 44 (01/05)

State of Missouri

Robin Carnahan

Secretary of State

CERTIFICATE OF AMENDMENT

WHEREAS,

Veolia ES Maple Hill Landfill, Inc.

00362765

Formerly,

ONYX MAPLE HILL LANDFILL, INC

A corporation organized under The General and Business Corporations Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 19th day of June, 2006.

EFFECTIVE DATE: July 1, 2006

Secretary of State

STATE OF MISSOURI

Robin Carnahan

Secretary of State

CERTIFICATE OF AMENDMENT

WHEREAS,

Advanced Disposal Services Maple Hill Landfill, Inc.

00362765

Formerly,

Veolia ES Maple Hill Landfill, Inc.

A corporation organized under The General and Business Corporations Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation under The General Business Corporation Law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri.

Done at the City of Jefferson, this 4th day of December, 2012.

Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

PO Box 778 / 600 W. Main St., Rm. 322

Jefferson City, MO 65102

Amendment of Articles of Incorporation for a General Business or Close Corporation

(Submit with $25.00 filing fee; if increasing # of shares, please see fee schedule for appropriate fee)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Veolia ES Maple Hill Landfill, Inc.

The name under which it was originally organized was Teter Sanitary Landfill and Refuse Hauling, Inc.

2. An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on November 20, 2012 month/day/year

3. Article Number 1 is amended to read as follows:

The name of the corporation is Advanced Disposal Services Maple Hill Landfill, Inc.

(If more than one article is to be amended or more space is needed attach additional pages)

(Please see next page)

4. Of the 500 shares outstanding, 500 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	500

5. The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	500	0

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: N/A

7. If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified: N/A

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing arc subject to the penalties provided under Section 575.040, RSMo)

	Christian B. Mills	Assistant Secretary	11/29/2012
Authorized Signature	Printed Name	Title	Date